Exhibit 10.30

Automotive Fire Extinguishing System Joint Development Agreement

Party A : Fujian Province Baisha Fire Control Industrial Trading Co., Ltd

Party B : Xiamen Technology University

Based on the regulations and the relevant laws of “P.R.C. Contract Law”, Fujian Province Baisha Fire Control Industrial Trading Co., Ltd and Xiamen Technology University will sign this agreement on joint development of the automotive fire extinguishing system.

ONE: The two sides agree to jointly develop automotive automatic fire extinguishing system project.

TWO: The main obligations of Party A

1. Party A agrees to pay Party B the development expenses regularly for research and remuneration. Party A pays Party B RMB 305,000 of research funds before the 20th of every month.

2. Within ten days after the commencement of the contract, Party A provides the necessary technical background information and raw data to Party B, provides research and development drawings and tooling, makes out technical and economic indicators depending on the application process with clear objectives, conducts the processing and testing on samples, and also conducts the work on equipment installation, commissioning and maintenance, and technical appraisal for organizational results.

THREE: The main obligations of Party B

1, Party B has the obligation to design and implement the development plan, and to provide Party A the plan and schedule of the project (The stages to resolve main technical issues, achieved objectives and completion time)

2, Party B should use of research and development funds reasonably. The funds of this research and development should be used only for this program, shall not be used for other purposes.

3, Development period is five years. Before Oct 1, 2010 the Party B should deliver the agreed outcomes of the research and development.

FOUR: Party A’s responsibility on breach of contract

If Party A delay in payment of research and development funds, all stoppage, delay caused by this, Party A shall pay 50% of the total investment amount of the penalty.

FIVE: Party B’s responsibility on breach of contract

1, Party B fails to begin the implementation of research and development work, Party A has the right to request Party B to start the implementation of the development and ask Party B to take remedial measurements. If Party B delays the research more than two months, the Party A has the right to terminate the contract. Party B shall pay the amount of total investment of 100% penalty.

2, If the research and development fund is used for a purpose other than to fulfill this agreement, Party A has the right to stop and demand the return of the appropriate funds for research and development work. If any stoppage, delay or failure of research and development work is caused, Party B shall pay the amount of 50% of the total project investment as penalty and indemnify for all damages.

3, Some or all of the results of research and development does not meet the conditions of the contract, Party B shall return part or all of the research and development funds, and pay the 50% of total amount of investment as penalty.

SIX: Ownership and sharing of research and development results

1, All intellectual property right is owned by Party A during the development process of development. In any country or region, the right to apply for a patent belongs to Party A. The Party A will be the patentee after the application is approved.

2, Without the authorization of the Party A, Party B shall not provide patents and intellectual property to a third party

3, Any project-related digital models, toolings, drawings, technical documents and intellectual property belongs to the Party A. Supporting production tools and equipment after the completion of development projects are owned by Party A all together.

SEVEN: Any disputes on contact, all should negotiate under the “P.R.C. Contract Law”; any negotiation fails, both sides will accept the jurisdiction of the local People’s Court of Party A.

EIGHT: This contract in duplicate, each party holds one. Effected since the date of signed and sealed by both parties.

Party A the legal representative (or authorized representative) Signature

/s/  Zhu Shiyuan

Party B the legal representative (or authorized representative) Signature

/s/  Lin Lizhen

Nov 28, 2006 at Nanan city